Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2026 filed on the date hereof with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)
information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2026	/s/ Adam D. Zambanini
Adam D. Zambanini
President and Chief Executive Officer

Date: November 4, 2026	/s/ Prithvi S. Gandhi
Prithvi S. Gandhi
Senior Vice President and Chief Financial Officer